UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2021

FIRST EAGLE ALTERNATIVE CAPITAL

BDC, INC.

(Exact name of registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

500 Boylston St., Suite 1200,

Boston, MA 02116

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 450-4424

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FCRD	NASDAQ Global Select Market
6.125% Senior Notes due 2023	FCRW	The New York Stock Exchange
5.00% Notes due 2026	FCRX	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon approval of First Eagle Alternative Capital BDC, Inc.’s (the “Company”) stockholders at its annual meeting of stockholders (the “Annual Meeting”), which was held on June 17, 2021, the Company filed a certificate of amendment of its third amended and restated certificate of incorporation (the “Amendment”) to remove the ability of the continuing directors to remove any director for cause and allow stockholders to remove directors, with or without cause, by the vote of the holders of a majority of shares then entitled to vote.

A copy of the Amendment, as filed with the Delaware Secretary of State on June 21, 2021, is attached hereto as Exhibit 3.1 hereto and is incorporated herein by reference.

Further, on June 24, 2021, the Company’s Board of Directors authorized and approved the Third Amended and Restated By-Laws of the Company (the “Amended By-Laws”) to provide stockholders with the authority to amend the Company’s bylaws with the affirmative vote of at least a majority of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. The Amended By-Laws are attached hereto as Exhibit 3.2 and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of First Eagle Alternative Capital BDC, Inc., dated as of June 21, 2021.

3.2	Third Amended and Restated By-Laws, dated as of June 24, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC.

Date: June 25, 2021	By:	/s/ TERRENCE W. OLSON
	Name:	Terrence W. Olson
	Title:	Chief Financial Officer, Chief Operating Officer & Treasurer

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